UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2009

Impact Medical Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52117	20-5153331
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17011 Beach Boulevard Suite 900 Huntington Beach, California 92647
(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 841-2670

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 25, 2009, Impact Medical Solutions, Inc. commenced a pilot clinical study of the Company’s proprietary information technology platform, Muscle Pattern Recognition (MPR).  MPR is a unique clinical tool that analyzes patterns of muscle recruitment and provides detailed physiological information on muscle function that can assist in the diagnosis and treatment of back and neck injuries and illness.  The trial is being conducted at the Utah Spine and Joint Center in Salt Lake City, Utah and is expected to involve several hundred subjects.

The Company also announced that its common shares had been accepted for trading on the Frankfurt Stock Exchange under the ticker symbol "0IM".  The International Security Identification Number (ISIN) number is US45257K1007.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1           Press Release, dated February 25, 2009, regarding the commencement of the clinical trial and the listing on the Frankfurt Stock Exchange.  The Press Release is being “furnished” under Regulation FD and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 25, 2009	Impact Medical Solutions, Inc.
	By:	/s/ Wayne Cockburn

President, Chief Executive Officer, Secretary, Treasurer and Interim Chief Financial Officer and a Member of the Board of Directors (Principal Executive Officer and Principal Financial/Accounting Officer)